Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Results for the First Quarter of 2019

SACRAMENTO, California, April 19, 2019 / GLOBE NEWSWIRE—Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.471 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter ended March 31, 2019. Net income for the quarter ended March 31, 2019 was $2.3 million or $0.13 per share – diluted, compared with net income of $3.2 million or $0.20 per share – diluted for the same period of 2018.

The current quarter includes the results and related acquisition costs of $1.9 million associated with the January 31, 2019 acquisition of Merchants Holding Company in Sacramento (“Merchants”).

Randall S. Eslick, President and CEO commented: “All of our employees have worked diligently to ensure that the integration of Merchants Bank continues to progress very smoothly and we are excited to extend our banking services into downtown Sacramento.”

Financial highlights for the first quarter of 2019 compared to the same quarter a year ago:

●

Net income of $2.3 million was a decrease of $935 thousand (29%) from $3.2 million earned during the same period in the prior year. Earnings of $0.13 per share – diluted was a decrease of $0.07 (35%) from $0.20 per share – diluted earned during the same period in the prior year and reflects the impact of 1,834,142 shares of common stock issued during the current quarter as part of our acquisition of Merchants.

●	Acquisition costs associated with our acquisition of Merchants totaled $1.9 million.
●	Net interest income increased $1.7 million (15%) to $13.0 million compared to $11.3 million for the same period in the prior year.
●	Return on average assets decreased to 0.66% compared to 1.05% for the same period in the prior year.
●	Return on average equity decreased to 6.12% compared to 10.34% for the same period in the prior year.
●	Average loans totaled $993.3 million, an increase of $109.4 million (12%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.337 billion, an increase of $155 million (13%) compared to average earning assets for the same period in the prior year.
●	Average deposits totaled $1.224 billion, an increase of $153 million (14%) compared to average deposits for the same period in the prior year.
o	Average non-maturing deposits totaled $1.056 billion, an increase of $168 million (19%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $167.5 million, a decrease of $14.4 million (8%) compared to same period in the prior year.
●	The Company’s efficiency ratio was 77.7% compared to 65.2% during the same period in the prior year.
●

Nonperforming assets at March 31, 2019 totaled $14.6 million or 0.99% of total assets, an increase of $10.3 million (241%) since March 31, 2018. The increase in nonperforming assets results from one $10.9 million commercial real estate loan which at March 31, 2019 had zero calculated impairment.

●	Book value per common share was $8.90 at March 31, 2019 compared to $7.83 at March 31, 2018.
●	Tangible book value per common share was $7.96 at March 31, 2019 compared to $7.71 at March 31, 2018.

Financial highlights for the first quarter of 2019 compared to the prior quarter:

●	Net income of $2.3 million ($0.13 per share –diluted) was a decrease of $2.5 million (52%) from $4.8 million ($0.30 per share – diluted) earned during the prior quarter.
●	Acquisition costs associated with our acquisition of Merchants totaled $1.9 million compared to $802 thousand for the prior quarter.
●	Net interest income increased $510 thousand (17% annualized) to $13.0 million compared to $12.5 million for the prior quarter.
●	Return on average assets decreased to 0.66% compared to 1.44% for the prior quarter.
●	Return on average equity decreased to 6.12% compared to 14.32% for the prior quarter.
●	Average loans totaled $993.3 million, an increase of $69.9 million (31% annualized) compared to average loans for the prior quarter.
●	Average earning assets totaled $1.337 billion, an increase of $77 million (25% annualized) compared the prior quarter.
●	Average deposits totaled $1.224 billion, an increase of $65.9 million (23% annualized) compared the prior quarter.
o	Average non-maturing deposits totaled $1.056 billion, an increase of $55 million (22% annualized) compared to the prior quarter.
o	Average certificates of deposit totaled $167.5 million, an increase of $10.4 million (27% annualized) compared to the prior quarter.
●	The Company’s efficiency ratio was 77.7% compared to 65.1% for the prior quarter.
●

Nonperforming assets at March 31, 2019 totaled $14.6 million or 0.99% of total assets, an increase of $10.4 million (1,009% annualized) compared to December 31, 2018. The increase in nonperforming assets results from one $10.9 million commercial real estate loan which at March 31, 2019 had zero calculated impairment.

●	Book value per common share was $8.90 at March 31, 2019 compared to $8.47 at December 31, 2018.
●	Tangible book value per common share was $7.96 at March 31, 2019 compared to $8.36 at December 31, 2018.

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933 and Securities Act of 1934. These forward-looking statements (which involve our plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of our loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under the heading “Risk Factors” and to subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)

	For The Three Months Ended
Net income, average assets and	March 31,		December 31,
average shareholders' equity	2019	2018	2018
Net income	$2,306	$3,241	$4,839
Average total assets	$1,425,860	$1,248,563	$1,328,817
Average total earning assets	$1,337,006	$1,181,882	$1,259,709
Average shareholders' equity	$152,705	$127,069	$134,033

Selected performance ratios
Return on average assets	0.66%	1.05%	1.44%
Return on average equity	6.12%	10.34%	14.32%
Efficiency ratio	77.7%	65.2%	65.1%

Share and per share amounts
Weighted average shares - basic (1)	17,489	16,225	16,265
Weighted average shares - diluted (1)	17,552	16,310	16,345
Earnings per share - basic	$0.13	$0.20	$0.30
Earnings per share - diluted	$0.13	$0.20	$0.30

	At March 31,		At December 31,
Share and per share amounts	2019	2018	2018
Common shares outstanding (2)	18,213	16,315	16,334
Book value per common share (2)	$8.90	$7.83	$8.47
Tangible book value per common share (2)(3)	$7.96	$7.71	$8.36

Capital ratios (4)
Bank of Commerce Holdings
Common equity tier 1 capital ratio	12.40%	12.35%	12.79%
Tier 1 capital ratio	13.25%	13.31%	13.71%
Total capital ratio	15.19%	15.52%	15.82%
Tier 1 leverage ratio	11.05%	11.09%	11.21%
Tangible common equity ratio (5)	9.97%	10.11%	10.46%

Redding Bank of Commerce
Common equity tier 1 capital ratio	13.98%	12.62%	13.23%
Tier 1 capital ratio	13.98%	12.62%	13.23%
Total capital ratio	15.08%	13.87%	14.42%
Tier 1 leverage ratio	11.66%	10.51%	10.81%

(1) Excludes unvested restricted shares issued in accordance with the Company's equity incentive plan, as they are non participative in dividends or voting rights.
(2) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.

(3) Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

(4) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject.

(5) Management believes the tangible common equity ratio is a useful measure of capital adequacy because it provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability of the Company to absorb potential losses. The tangible common equity ratio is calculated as total shareholders' equity less goodwill and core deposit intangible, net divided by total assets less goodwill and core deposit intangible, net.

BALANCE SHEET OVERVIEW

As of March 31, 2019, the Company had total consolidated assets of $1.471 billion, gross loans of $1.035 billion, allowance for loan and lease losses (“ALLL”) of $12.2 million, total deposits of $1.248 billion, and shareholders’ equity of $162.1 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(amounts in thousands)

	At March 31,						At December 31,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2018	Total
Commercial	$149,575	14%	$137,870	15%	$11,705	8%	$135,543	14%
Real estate - construction and land development	30,335	3	14,723	2	15,612	106%	22,563	2
Real estate - commercial non-owner occupied	477,798	47	405,192	46	72,606	18%	433,708	46
Real estate - commercial owner occupied	200,349	19	193,286	22	7,063	4%	204,622	22
Real estate - residential - ITIN	36,145	3	40,425	4	(4,280)	(11%)	37,446	4
Real estate - residential - 1-4 family mortgage	68,092	7	30,247	3	37,845	125%	34,366	4
Real estate - residential - equity lines	26,162	3	30,520	3	(4,358)	(14%)	26,958	3
Consumer and other	46,150	4	48,157	5	(2,007)	(4%)	51,045	5
Gross loans	1,034,606	100%	900,420	100%	134,186	15%	946,251	100%
Deferred fees and costs	1,992		1,713		279		1,927
Loans, net of deferred fees and costs	1,036,598		902,133		134,465		948,178
Allowance for loan and lease losses	(12,242)		(12,295)		53		(12,292)
Net loans	$1,024,356		$889,838		$134,518		$935,886

Average yield on loans during the quarter	4.91%		4.92%		(0.01)		4.94%
Average yield on loans during the year	4.91%		4.92%		(0.01)		4.91%

The Company recorded gross loan balances of $1.035 billion at March 31, 2019, compared with $900.4 million and $946.3 million at March 31, 2018 and December 31, 2018, respectively, an increase of $134.2 million and $88.4 million, respectively. During the first quarter of 2019, Merchants Holding Company acquisition provided an additional $85.3 million of loans. At March 31, 2019, gross loans from the acquisition totaled $84.1 million as follows:

●	Commercial $6.0 million
●	Real estate - construction and land development $2.4 million
●	Real estate - commercial non-owner occupied $39.5 million
●	Real estate - residential – 1-4 family mortgage $36.0 million
●	Consumer and other $0.2 million

Average loan balances were $993.3 million for the quarter ended March 31, 2019, compared with $883.9 million for the quarter ended March 31, 2018 and $923.4 million for the quarter ended December 31, 2018 an increase of $109.4 million or 12% and an increase of $69.9 million or 31% annualized.

The average yield on loans during the quarter was 4.91% compared to 4.92% and 4.94% for the quarters ended March 31, 2018 and December 31, 2018, respectively. During the quarter, a $10.9 million commercial real estate loan was placed on nonaccrual status. The uncollected interest on the loan was reversed which reduced our average yield on loans by 5 basis points.

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)

	At March 31,						At December 31,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2018	Total
Cash and due from banks	$32,104	9%	$16,247	6%	$15,857	98%	$23,692	8%
Interest-bearing deposits in other banks	30,425	9	17,376	6	13,049	75%	23,673	8
Total cash and cash equivalents	62,529	18	33,623	12	28,906	86%	47,365	16

Investment securities:
U.S. government and agencies	46,451	13	41,179	14	5,272	13%	40,087	13
Obligations of state and political subdivisions	48,935	14	59,408	21	(10,473)	(18%)	50,530	17
Residential mortgage backed securities and collateralized mortgage obligations	171,814	47	125,567	43	46,247	37%	138,503	45
Corporate securities	2,958	1	3,958	1	(1,000)	(25%)	2,922	1
Commercial mortgage backed securities	23,864	7	25,520	9	(1,656)	(6%)	24,762	8
Other asset backed securities	95	—	285	0	(190)	(67%)	124	—
Total investment securities - AFS	294,117	82	255,917	88	38,200	15%	256,928	84

Total cash, cash equivalents and investment securities	$356,646	100%	$289,540	100%	$67,106	23%	$304,293	100%
Average yield on interest-bearing duefrom banks and investment securities during the quarter - nominal	2.83%		2.45%		0.38		2.66%
Average yield on interest-bearing due from banks and investment securities during the quarter - tax equivalent	2.95%		2.62%		0.33		2.77%

As of March 31, 2019, we maintained noninterest-bearing cash positions of $32.1 million and interest-bearing deposits of $30.4 million at the Federal Reserve Bank and correspondent banks.

Investment securities totaled $294.1 million at March 31, 2019, compared with $255.9 million and $256.9 million at March 31, 2018 and December 31, 2018, respectively. During the first quarter of 2019, the Merchants acquisition included securities with a par value of $107.4 million. Management elected to sell securities with a par value of $67.8 million which resulted in $92 thousand in net realized gains.

Average securities balances and weighted average tax equivalent yields for the quarters ended March 31, 2019 and 2018 were $303.5 million and 3.01% compared to $265.1 million and 2.75%, respectively.

At March 31, 2019, our net unrealized losses on available-for-sale investment securities were $701 thousand compared with net unrealized losses of $3.9 million and $4.3 million at March 31, 2018 and December 31, 2018, respectively. The changes in net unrealized losses on the investment securities portfolio are due to changes in market interest rates.

TABLE 4
DEPOSITS BY TYPE - UNAUDITED
(amounts in thousands)

	At March 31,						At December 31,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2018	Total
Demand - noninterest-bearing	$385,696	31%	$301,981	29%	$83,715	28%	$347,199	31%
Demand - interest-bearing	241,292	19	229,681	22	11,611	5%	252,202	22
Money market accounts	311,853	25	232,870	22	78,983	34%	265,093	23
Total demand	938,841	75	764,532	73	174,309	23%	864,494	76

Savings	139,237	11	107,986	10	31,251	29%	114,840	10
Total non-maturing deposits	1,078,078	67	872,518	83	205,560	24%	979,334	86

Certificates of deposit	170,216	14	176,233	17	(6,017)	(3%)	152,382	14
Total deposits	$1,248,294	100%	$1,048,751	100%	$199,543	19%	$1,131,716	100%

Total deposits at March 31, 2019, increased $200 million or 19% to $1.248 billion compared to March 31, 2018 and increased $117 million or 42% annualized compared to December 31, 2018. Total non-maturing deposits increased $206 million or 24% compared to the same date a year ago and increased $99 million or 41% annualized compared to December 31, 2018. Certificates of deposit decreased $6 million or 3% compared to the same date a year ago and increased $18 million or 47% annualized compared to December 31, 2018.

During the first quarter of 2019, Merchants Holding Company acquisition provided an additional $190.2 million of deposits, which are essentially unchanged at March 31, 2019. As illustrated in the following table, legacy deposits have experienced their seasonal decline, while wholesale time deposits have matured and were not renewed.

TABLE 4a
YEAR TO DATE CHANGES IN DEPOSITS
(amounts in thousands)

	Legacy Deposits	Acquired Merchants Deposits	Change In	Deposits
	At December 31,	At March 31,	Legacy Deposits	At March 31,
	2018	2019	Deposits	2019
Demand - noninterest-bearing	$347,199	$49,892	$(11,395)	$385,696
Demand - interest-bearing	252,202	28,344	(39,254)	241,292
Money market accounts	265,093	46,321	439	311,853
Total demand	864,494	124,557	(50,210)	938,841

Savings	114,840	28,386	(3,989)	139,237
Total non-maturing deposits	979,334	152,943	(54,199)	1,078,078

Certificates of deposit	152,382	36,863	(19,029)	170,216
Total deposits	$1,131,716	$189,806	$(73,228)	$1,248,294

TABLE 5
WHOLESALE AND RECIPROCAL DEPOSITS - UNAUDITED
(amounts in thousands)

	At March 31,		At December 31,
	2019	2018	2018
CDARS / ICS reciprocal deposits	$65,192	$56,732	$83,666
Online listing service wholesale time deposits	1,683	29,159	22,015
Total wholesale and reciprocal deposits	$66,875	$85,891	$105,681

For calendar quarters prior to April 1, 2018, CDARS/ ICS reciprocal deposits were considered to be brokered deposits by regulatory authorities and were reported as such on quarterly Call Reports. With passage of The Economic Growth, Regulatory Relief and Consumer Protection Act in May 2018, this is no longer so.

AVERAGE COST OF FUNDS

The following table presents the average cost of interest-bearing deposits, all deposits and all interest-bearing liabilities for the periods indicated.

TABLE 6
AVERAGE COST OF FUNDS - UNAUDITED
For The Three Months Ended

	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2018	2018	2018	2018	2017	2017	2017
Interest-bearing deposits	0.49%	0.45%	0.42%	0.41%	0.41%	0.42%	0.43%	0.42%
Interest-bearing deposits and noninterest-bearing demand	0.34%	0.31%	0.29%	0.29%	0.29%	0.30%	0.31%	0.31%
All interest-bearing liabilities	0.67%	0.61%	0.64%	0.68%	0.60%	0.59%	0.60%	0.60%
All interest-bearing liabilities and noninterest-bearing demand	0.46%	0.42%	0.45%	0.50%	0.43%	0.42%	0.43%	0.44%

INCOME STATEMENT OVERVIEW

TABLE 7
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)

For The Three Months Ended
	March 31,		Change		December 31,	Change
	2019	2018	Amount	%	2018	Amount	%
Interest income	$14,427	$12,530	$1,897	15%	$13,750	$677	5%
Interest expense	1,423	1,185	238	20%	1,256	167	13%
Net interest income	13,004	11,345	1,659	15%	12,494	510	4%
Provision for loan and lease losses	—	—	—	—%	—	—	—%
Noninterest income	1,057	982	75	8%	1,132	(75)	(7%)
Noninterest expense	10,923	8,033	2,890	36%	8,868	2,055	23%
Income before provision for income taxes	3,138	4,294	(1,156)	(27%)	4,758	(1,620)	(34%)
Provision for income taxes:
Reversal of uncertain tax position	—	—	—	—%	(988)	988	100%
Benefit from cost segregation study and tangible property review	—	—	—	—%	(484)	484	100%
Provision for income taxes from operations	832	1,053	(221)	(21%)	1,391	(559)	(40%)
Total provision for income taxes	832	1,053	(221)	(21%)	(81)	913	(1,127%)
Net income	$2,306	$3,241	$(935)	(29%)	$4,839	$(2,533)	(52%)

Basic earnings per share	$0.13	$0.20	$(0.07)	(35%)	$0.30	$(0.17)	(57%)
Average basic shares	17,489	16,225	1,264	8%	16,265	1,224	8%
Diluted earnings per share	$0.13	$0.20	$(0.07)	(35%)	$0.30	$(0.17)	(57%)
Average diluted shares	17,552	16,310	1,242	8%	16,345	1,207	7%
Dividends declared per common share	$0.04	$0.03	$0.01	33%	$0.04	$—	—%

First Quarter of 2019 Compared With First Quarter of 2018

Net income for the first quarter of 2019 decreased $935 thousand compared to the first quarter of 2018. In the current quarter, net interest income was $1.7 million higher, noninterest income was $75 thousand higher and the provision for income taxes was $221 thousand lower. These positive changes were offset by noninterest expenses that were $2.9 million higher.

Net Interest Income

Net interest income increased $1.7 million compared to the same period a year ago.

Interest income for the first quarter of 2019 increased $1.9 million or 15% to $14.4 million:

●	Interest and fees on loans increased $1.3 million due to a $109.4 million increase in average loan balances partially offset by a one basis point decrease in the average yield on the loan portfolio.
●	Interest on securities increased $479 thousand due to a $38.4 million increase in average securities balances and a 32 basis point increase in average yield on the securities portfolio.
●

Interest on interest-bearing deposits due from banks increased $116 thousand due to a $7.3 million increase in average interest-bearing deposit balances, and an 88 basis point increase in average yield.

Interest expense for the first quarter of 2019 increased $238 thousand or 20% to $1.4 million:

●

Interest expense on interest bearing deposits increased $241 thousand. Average interest-bearing demand and savings deposit balances increased $86.7 million, while average certificate of deposit balances decreased $14.4 million. The average rate paid on interest-bearing deposits increased eight basis points.

●

Interest expense on borrowings from the Federal Home Loan Bank of San Francisco increased $8 thousand. Average Federal Home Loan Bank of San Francisco borrowings outstanding in the current quarter were $8.8 million compared to $12.4 million in the same quarter a year ago.

●	Interest expense on other term debt and junior subordinated debentures decreased $11 thousand.

Provision for loan and lease losses

As illustrated in Table 9, the nonaccrual status of a $10.9 million commercial real estate loan has resulted in a deterioration in our asset quality metrics. However, no calculated impairment reserve on this loan is indicated and no provision for loan and lease losses was necessary for the quarter.

Noninterest Income

Noninterest income for the three months ended March 31, 2019 increased $75 thousand compared to the first quarter for 2018. Gains on sale of investment securities increased $56 thousand and dividends on Federal Home Loan Bank of San Francisco stock increased $41 thousand.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2019 increased $2.9 million compared to the same period a year previous which included:

●	$1.9 million in acquisition costs
●	$0.6 million increase in operating expenses from the Merchants acquisition

The Company’s efficiency ratio was 77.7% for the first quarter of 2019 (64.0% exclusive of acquisition costs). The ratio during the same period in 2018 was 65.2%.

Income Tax Provision

For the three months ended March 31, 2019, our income tax provision of $832 thousand on pre-tax income of $3.1 million was an effective tax rate of 26.5%. The tax provision for the first quarter of the prior year was $1.1 million on pre-tax income of $4.3 million for an effective tax rate of 24.5%. The current quarter includes $135 thousand, of acquisition costs which are not tax deductible.

First Quarter of 2019 Compared With Fourth Quarter of 2018

Net income for the first quarter of 2019 decreased $2.5 million compared to the fourth quarter of 2018. In the current quarter, net interest income was $510 thousand higher. This positive change was offset by noninterest income that was $75 thousand lower, noninterest expense that was $2.1 million higher and provision for income taxes that was $913 thousand higher.

Net Interest Income

Net interest income increased $510 thousand over the prior quarter.

Interest income for the three months ended March 31, 2019 increased $677 thousand or 5% to $14.4 million.

●	Interest and fees on loans increased $537 thousand due to a $69.9 million increase in average loan balances partially offset by a three basis point decrease in the average yield on the loan portfolio.
●	Interest on investment securities increased $329 thousand due to a $42.5 million increase in average securities balances and a 10 basis point increase in average yield on the investment portfolio.
●	Interest on interest-bearing deposits due from banks decreased $189 thousand due to a $35.1 million decrease in average balances partially offset by an 18 basis point increase in average yield.

Interest expense for the three months ended March 31, 2019 increased $167 thousand or 13% to $1.4 million.

●

Interest expense on deposits increased $114 thousand as average interest-bearing demand and savings deposits increased $34.5 million, average certificates of deposit increased $10.4 million and the average rate paid on these deposits increased by eight basis points.

●

Interest expense on borrowings from the Federal Home Loan Bank of San Francisco increased $55 thousand. Average Federal Home Loan Bank of San Francisco borrowings outstanding in the current quarter were $8.8 million, there were no borrowings in the prior quarter

●	Interest expense on other term debt and junior subordinated debentures decreased $2 thousand.

Provision for loan and lease losses

As illustrated in Table 9, the nonaccrual status of a $10.9 million commercial real estate loan has resulted in a deterioration in our asset quality metrics. However, no calculated impairment reserve on this loan is indicated and no provision for loan and lease losses was necessary for the quarter.

Noninterest Income

Noninterest income for the three months ended March 31, 2019 decreased $75 thousand, the decrease was due to a $96 thousand special dividend on Federal Home Loan Bank of San Francisco stock in the prior quarter that did not recur and a decrease in gains on sale of OREO properties of $41 thousand. These decreases were partially offset by an increase in the gain on sale of investment securities of $89 thousand.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2019 increased $2.1 million. The increase was due to:

●	$1.1 million increase in acquisition costs
●	$0.6 million increase in operating expenses from the Merchants acquisition

The Company’s efficiency ratio was 77.7% for the first quarter of 2019 (64% exclusive of acquisition costs). The ratio during the prior quarter was 65.1%.

Income Tax Provision

For the three months ended March 31, 2019, our income tax provision of $832 thousand on pre-tax income of $3.1 million was an effective tax rate of 26.5%. The negative tax provision for the prior quarter of $81 thousand on pre-tax income of $4.8 million included:

●	$(988) thousand benefit due to the reversal of our uncertain tax position.
●	$(484) thousand benefit as a result to our cost segregation study and tangible property review.
●	$1.4 million tax provision on pre-tax net operating income of $4.8 million (29.2%).

The current and prior quarter include $135 thousand and $765 thousand, respectively, of acquisition costs which are not tax deductible.

Earnings Per Share

Diluted earnings per share were $0.13 for the three months ended March 31, 2019 compared with diluted earnings per share of $0.20 for the same period a year ago and diluted earnings per share of $0.30 for the prior period. Net income and weighted average shares used to calculate earnings per share – diluted are summarized in table 7 presented earlier in this press release.

TABLE 8a
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	March 31, 2019			March 31, 2018			December 31, 2018
	Average		Yield /	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$993,261	$12,031	4.91%	$883,876	$10,729	4.92%	$923,409	$11,494	4.94%
Taxable securities	253,068	1,764	2.83%	205,302	1,209	2.39%	218,137	1,469	2.67%
Tax-exempt securities	50,454	387	3.11%	59,789	463	3.14%	42,868	353	3.27%
Interest-bearing deposits in other banks	40,223	245	2.47%	32,915	129	1.59%	75,295	434	2.29%
Average interest-earning assets	1,337,006	14,427	4.38%	1,181,882	12,530	4.30%	1,259,709	13,750	4.33%
Cash and due from banks	21,392			17,641			22,447
Premises and equipment, net	14,581			14,557			13,331
Goodwill and core deposit intangible, net	11,872			1,998			1,842
Other assets	41,009			32,485			31,488
Average total assets	$1,425,860			$1,248,563			$1,328,817

Interest-bearing liabilities:
Interest-bearing demand	$243,376	126	0.21%	$234,269	89	0.15%	$257,227	141	0.22%
Money market accounts	293,396	289	0.40%	236,171	132	0.23%	265,190	207	0.31%
Savings deposits	131,081	111	0.34%	110,725	59	0.22%	110,934	92	0.33%
Certificates of deposit	167,463	490	1.19%	181,901	495	1.10%	157,035	462	1.17%
Federal Home Loan Bank of San Francisco borrowings	8,778	55	2.54%	12,444	47	1.53%	—	—	—%
Other borrowings net of unamortized debt issuance costs	12,889	239	7.52%	16,528	281	6.90%	13,785	252	7.25%
Junior subordinated debentures	10,310	113	4.44%	10,310	82	3.23%	10,310	102	3.93%
Average interest-bearing liabilities	867,293	1,423	0.67%	802,348	1,185	0.60%	814,481	1,256	0.61%
Noninterest-bearing demand	388,410			307,397			367,457
Other liabilities	17,452			11,749			12,846
Shareholders’ equity	152,705			127,069			134,033
Average liabilities and shareholders’ equity	$1,425,860			$1,248,563			$1,328,817
Net interest income and net interest margin (4)		$13,004	3.94%		$11,345	3.89%		$12,494	3.93%
Tax equivalent net interest margin (3)			3.98%			3.94%			3.96%

(1) Interest income on loans includes deferred fees and costs of approximately $181 thousand, $137 thousand, and $109 thousand for the three months ended
March 31, 2019, and 2018 and December 31, 2018, respectively.

(2) Net loans includes average nonaccrual loans of $8.5 million, $4.8 million and $4.1 million for the three months ended March 31, 2019 and 2018 and December 31, 2018, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 21% for 2019 and 2018. The amount of such adjustments was an addition to recorded income of approximately $103 thousand, $123 thousand and $94 thousand for the three months ended March 31, 2019 and 2018 and December 31, 2018, respectively.

(4) Net interest margin is annualized net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 9
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Beginning balance ALLL	$12,292	$12,392	$12,388	$12,295	$11,925
Provision for loan and lease losses	—	—	—	—	—
Loans charged-off	(348)	(279)	(198)	(382)	(390)
Loan loss recoveries	298	179	202	475	760
Ending balance ALLL	$12,242	$12,292	$12,392	$12,388	$12,295

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2019	2018	2018	2018	2018
Nonaccrual loans:
Commercial	$1,018	$959	$899	$1,358	$1,109
Real estate - construction and land development
Real estate - commercial non-owner occupied	10,878	—	—	—	—
Real estate - commercial owner occupied	—	548	—	—	—
Real estate - residential - ITIN	2,392	2,388	2,571	2,613	2,839
Real estate - residential - 1-4 family mortgage	182	185	179	184	188
Real estate - residential - equity lines	42	43	44	44	45
Consumer and other	23	23	24	33	35
Total nonaccrual loans	14,535	4,146	3,717	4,232	4,216
Accruing troubled debt restructured loans:
Commercial	1,187	1,224	1,291	1,420	1,516
Real estate - commercial non-owner occupied	793	795	797	799	800
Real estate - residential - ITIN	4,342	4,484	4,535	4,592	4,554
Real estate - residential - equity lines	358	363	367	372	376
Total accruing troubled debt restructured loans	6,680	6,866	6,990	7,183	7,246

All other accruing impaired loans	—	—	—	—	—

Total impaired loans	$21,215	$11,012	$10,707	$11,415	$11,462

Gross loans outstanding at period end	$1,034,606	$946,251	$927,480	$936,816	$900,420

Impaired loans to gross loans	2.05%	1.16%	1.15%	1.22%	1.27%
Nonaccrual loans to gross loans	1.40%	0.44%	0.40%	0.45%	0.47%

Allowance for loan and lease losses as a percent of:
Gross loans	1.18%	1.30%	1.34%	1.32%	1.37%
Nonaccrual loans	84.22%	296.48%	333.39%	292.72%	291.63%
Impaired loans	57.70%	111.62%	115.74%	108.52%	107.27%

We continue to monitor credit quality and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. As illustrated in Table 9, the nonaccrual status of a $10.9 million commercial real estate loan has resulted in a deterioration in our asset quality metrics. However, no calculated impairment reserve on this loan is indicated and no provision for loan and lease losses was necessary for the quarter. There was no provision for loan and lease loss during the prior quarter or during the same quarter a year ago. The loans acquired from Merchants were recorded at fair value which included a discount for credit risk which is not a part of the ALLL. As a result, our ALLL as a percentage of gross loans was declined to 1.18% as of March 31, 2019 compared to 1.37% as of March 31, 2018 and 1.30% as of December 31, 2018. Based on the Bank’s ALLL methodology, which uses criteria such as risk factors and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at March 31, 2019. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At March 31, 2019, the recorded investment in loans classified as impaired totaled $21.2 million, with a corresponding specific reserve of $1.4 million compared to impaired loans of $11.5 million with a corresponding specific reserve of $1.1 million at March 31, 2018 and impaired loans of $11.0 million, with a corresponding specific reserve of $1.2 million at December 31, 2018. The increase in loans classified as impaired results from one $10.9 million commercial real estate loan which at March 31, 2019 had zero calculated impairment.

TABLE 10
TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2019	2018	2018	2018	2018
Nonaccrual	$2,725	$2,693	$2,720	$3,218	$3,237
Accruing	6,680	6,866	6,990	7,183	7,246
Total troubled debt restructurings	$9,405	$9,559	$9,710	$10,401	$10,483

Troubled debt restructurings as a percentage of total gross loans	0.91%	1.01%	1.05%	1.11%	1.16%

There were no new troubled debt restructurings during the three months ended March 31, 2019. As of March 31, 2019, we had 105 restructured loans that qualified as troubled debt restructurings, of which 104 were performing according to their restructured terms.

TABLE 11
NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2019	2018	2018	2018	2018
Total nonaccrual loans	$14,535	$4,146	$3,717	$4,232	$4,216
90 days past due and still accruing	—	—	—	—	—
Total nonperforming loans	14,535	4,146	3,717	4,232	4,216

Other real estate owned ("OREO")	34	31	136	140	60
Total nonperforming assets	$14,569	$4,177	$3,853	$4,372	$4,276

Nonperforming loans to gross loans	1.40%	0.44%	0.40%	0.45%	0.47%
Nonperforming assets to total assets	0.99%	0.32%	0.29%	0.34%	0.34%

TABLE 12
UNAUDITED CONSOLIDATED
BALANCE SHEET
(amounts in thousands, except per share data)

	At March 31,		Change		At December 31,
	2019	2018	$	%	2018
Assets:
Cash and due from banks	$32,104	$16,247	$15,857	98%	$23,692
Interest-bearing deposits in other banks	30,425	17,376	13,049	75%	23,673
Total cash and cash equivalents	62,529	33,623	28,906	86%	47,365

Securities available-for-sale, at fair value	294,117	255,917	38,200	15%	256,928
Loans, net of deferred fees and costs	1,036,598	902,133	134,465	15%	948,178
Allowance for loan and lease losses	(12,242)	(12,295)	53	—%	(12,292)
Net loans	1,024,356	889,838	134,518	15%	935,886

Premises and equipment, net	15,391	14,214	1,177	8%	13,119
Other real estate owned	34	60	(26)	(43%)	31
Life insurance	23,294	22,027	1,267	6%	22,410
Deferred tax asset, net	6,072	7,523	(1,451)	(19%)	7,039
Goodwill and core deposit intangible, net	17,094	1,975	15,119	766%	1,841
Other assets	28,604	20,398	8,206	40%	22,485
Total assets	$1,471,491	$1,245,575	$225,916	18%	$1,307,104

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$385,696	$301,981	$83,715	28%	$347,199
Demand - interest-bearing	241,292	229,681	11,611	5%	252,202
Money market	311,853	232,870	78,983	34%	265,093
Savings	139,237	107,986	31,251	29%	114,840
Certificates of deposit	170,216	176,233	(6,017)	(3%)	152,382
Total deposits	1,248,294	1,048,751	199,543	19%	1,131,716

Term debt:
Federal Home Loan Bank of San Francisco borrowings	20,000	30,000	(10,000)	(33%)	—
Other borrowings	12,596	16,196	(3,600)	(22%)	13,496
Unamortized debt issuance costs	(79)	(127)	48	(38%)	(91)
Net term debt	32,517	46,069	(13,552)	(29%)	13,405

Junior subordinated debentures	10,310	10,310	—	—%	10,310
Other liabilities	18,272	12,723	5,549	44%	13,352
Total liabilities	1,309,393	1,117,853	191,540	17%	1,168,783

Shareholders' equity:
Common stock	71,966	51,959	20,007	39%	52,284
Retained earnings	90,626	78,507	12,119	15%	89,045
Accumulated other comprehensive loss, net of tax	(494)	(2,744)	2,250	(82%)	(3,008)
Total shareholders' equity	162,098	127,722	34,376	27%	138,321

Total liabilities and shareholders' equity	$1,471,491	$1,245,575	$225,916	18%	$1,307,104

Total interest-earning assets	$1,361,841	$1,179,321	$182,520	15%	$1,233,049
Shares outstanding	18,213	16,315	1,898	12%	16,334
Book value per share	$8.90	$7.83	$1.07	14%	$8.47
Tangible book value per share (1)	$7.96	$7.71	$0.25	3%	$8.36

(1) Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

TABLE 13
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended
	March 31,		Change		December 31,
	2019	2018	$	%	2018
Interest income:
Interest and fees on loans	$12,031	$10,729	$1,302	12%	$11,494
Interest on taxable securities	1,764	1,209	555	46%	1,469
Interest on tax-exempt securities	387	463	(76)	(16%)	353
Interest on interest-bearing deposits in other banks	245	129	116	90%	434
Total interest income	14,427	12,530	1,897	15%	13,750
Interest expense:
Interest on demand deposits	126	89	37	42%	141
Interest on money market accounts	289	132	157	119%	207
Interest on savings deposits	111	59	52	88%	92
Interest on certificates of deposit	490	495	(5)	(1%)	462
Interest on Federal Home Loan Bank of San Francisco borrowings	55	47	8	17%	—
Interest on other borrowings	239	281	(42)	(15%)	252
Interest on junior subordinated debentures	113	82	31	38%	102
Total interest expense	1,423	1,185	238	20%	1,256
Net interest income	13,004	11,345	1,659	15%	12,494
Provision for loan and lease losses	—	—	—	—%	—
Net interest income after provision for loan and lease losses	13,004	11,345	1,659	15%	12,494
Noninterest income:
Service charges on deposit accounts	168	176	(8)	(5%)	161
ATM and point of sale fees	265	266	(1)	—%	283
Fees on payroll and benefit processing	171	169	2	1%	178
Life insurance	129	129	—	—%	128
Gain on investment securities, net	92	36	56	156%	3
Federal Home Loan Bank of San Francisco dividends	121	80	41	51%	201
Gain on sale of OREO	23	16	7	44%	64
Other income	88	110	(22)	(20%)	114
Total noninterest income	1,057	982	75	8%	1,132

TABLE 13 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended
	March 31,		Change		December 31,
	2019	2018	$	%	2018
Noninterest expense:
Salaries and related benefits	5,729	4,855	874	18%	4,812
Premises and equipment	992	1,071	(79)	(7%)	943
Federal Deposit Insurance Corporation insurance premium	100	96	4	4%	93
Data processing fees	559	432	127	29%	512
Professional service fees	303	345	(42)	(12%)	436
Telecommunications	173	216	(43)	(20%)	145
Acquisition	1,930	—	1,930	100%	802
Other expenses	1,137	1,018	119	12%	1,125
Total noninterest expense	10,923	8,033	2,890	36%	8,868
Income before provision for income taxes	3,138	4,294	(1,156)	(27%)	4,758
Provision for income taxes:
Reversal of uncertain tax position	—	—	—	—%	(988)
Benefit from cost segregation study and tangible property review	—	—	—	—%	(484)
Provision for income taxes from operations	832	1,053	(221)	(21%)	1,391
Total provision for income taxes	832	1,053	(221)	(21%)	(81)
Net income	$2,306	$3,241	$(935)	(29%)	$4,839

Basic earnings per share	$0.13	$0.20	$(0.07)	(35%)	$0.30
Average basic shares	17,489	16,225	1,264	8%	16,265
Diluted earnings per share	$0.13	$0.20	$(0.07)	(35%)	$0.30
Average diluted shares	17,552	16,310	1,242	8%	16,345

TABLE 14
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(amounts in thousands)

	For The Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Earning assets:
Loans	$993,261	$923,409	$930,863	$922,687	$883,876
Taxable securities	253,068	218,137	199,883	206,247	205,302
Tax exempt securities	50,454	42,868	48,561	50,306	59,789
Interest-bearing deposits in other banks	40,223	75,295	50,397	29,041	32,915
Total earning assets	1,337,006	1,259,709	1,229,704	1,208,281	1,181,882

Cash and due from banks	21,392	22,447	21,834	19,880	17,641
Premises and equipment, net	14,581	13,331	13,768	14,167	14,557
Goodwill and core deposit intangible, net	11,872	1,842	1,888	1,943	1,998
Other assets	41,009	31,488	33,084	32,426	32,485
Total assets	$1,425,860	$1,328,817	$1,300,278	$1,276,697	$1,248,563

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$388,410	$367,457	$343,948	$309,199	$307,397
Demand - interest-bearing	243,376	257,227	235,664	225,927	234,269
Money market accounts	293,396	265,190	259,242	241,724	236,171
Savings	131,081	110,934	107,349	107,108	110,725
Certificates of deposit	167,463	157,035	163,302	170,824	181,901
Total deposits	1,223,726	1,157,843	1,109,505	1,054,782	1,070,463

Federal Home Loan Bank of San Francisco borrowings	8,778	—	22,283	55,275	12,444
Other borrowings net of unamortized debt issuance costs	12,889	13,785	14,681	15,614	16,528
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	17,452	12,846	12,000	12,535	11,749
Total liabilities	1,273,155	1,194,784	1,168,779	1,148,516	1,121,494

Shareholders' equity	152,705	134,033	131,499	128,181	127,069
Liabilities & shareholders' equity	$1,425,860	$1,328,817	$1,300,278	$1,276,697	$1,248,563

TABLE 15
UNAUDITED CONDENSED CONSOLIDATED
YEAR TO DATE AVERAGE BALANCE SHEETS
(amounts in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,	March 31,	December 31,	December 31,	December 31,
	2019	2018	2018	2017	2016
Earning assets:
Loans	$993,261	$883,876	$915,360	$818,119	$752,938
Taxable securities	253,068	205,302	207,407	165,333	120,884
Tax exempt securities	50,454	59,789	50,330	74,231	75,303
Interest-bearing deposits in other banks	40,223	32,915	47,038	66,872	58,668
Total earning assets	1,337,006	1,181,882	1,220,135	1,124,555	1,007,793

Cash and due from banks	21,392	17,641	20,468	18,301	15,831
Premises and equipment, net	14,581	14,557	13,952	15,567	15,078
Goodwill and core deposit intangible, net	11,872	1,998	1,917	2,136	1,888
Other assets	41,009	32,485	32,369	37,692	39,160
Total assets	$1,425,860	$1,248,563	$1,288,841	$1,198,251	$1,079,750

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$388,410	$307,397	$332,197	$289,735	$226,368
Demand - interest-bearing	243,376	234,269	238,328	209,792	172,011
Money market accounts	293,396	236,171	250,685	224,913	202,159
Savings	131,081	110,725	109,025	111,376	104,771
Certificates of deposit	167,463	181,901	168,183	205,648	221,074
Total deposits	1,223,726	1,070,463	1,098,418	1,041,464	926,383

Federal Home Loan Bank of San Francisco borrowings	8,778	12,444	22,466	302	17,856
Other borrowings net of unamortized debt issuance costs	12,889	16,528	15,143	17,981	19,430
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	17,452	11,749	12,286	12,293	13,217
Total liabilities	1,273,155	1,121,494	1,158,623	1,082,350	987,196

Shareholders' equity	152,705	127,069	130,218	115,901	92,554
Liabilities & shareholders' equity	$1,425,860	$1,248,563	$1,288,841	$1,198,251	$1,079,750

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Redding Bank of Commerce which operates under three separate names (Redding Bank of Commerce; Sacramento Bank of Commerce, a division of Redding Bank of Commerce; and The Merchants Bank of Sacramento, a division of Redding Bank of Commerce). As previously announced, the Bank will change its name for all operations to Merchants Bank of Commerce effective May 20, 2019. The Bank is an FDIC-insured California banking corporation providing community banking and financial services through twelve locations in northern California. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea M. Newburn, Vice President and Senior Administrative Officer / Corporate Secretary

Telephone Direct (530) 722-3959